Exhibit 99.1

Xometry Reports Second Quarter 2023 Results

•
Q2 revenue increased 16% year-over-year driven by strong marketplace growth of 24% year-over-year and 8% quarter-over-quarter. Supplier Services revenue impacted by approximately $1.7 million on a year-over-year basis driven by discontinuation of sales of supplies in the U.S. in Q2.
•
Q2 gross profit up 16% year-over-year driven by 34% growth in marketplace gross profit. Marketplace gross profit up a robust 19% quarter-over-quarter.
•
Q2 Adjusted EBITDA loss of $8.7 million, a $3.1 million quarter-over-quarter improvement driven by higher revenue, gross profit and improved operating leverage.
•
In Q2, we took further actions to reduce operating expenses with a 4% reduction in workforce on top of the 6% previously announced in Q1. Additionally, we consolidated office space, lowering office lease expense by $2.7 million on an annual basis.
•
Expect Q3 revenue growth of 15%-17% year-over-year to $119-$121 million driven by strong marketplace growth.
•
Continued positive results from our 5-point strategic plan with increasing focus on our top 200 accounts; rapidly expanding the marketplace menu; furthering international expansion and growth; driving adoption of new products, and driving operating leverage.

NORTH BETHESDA, MD., August 9, 2023 /Globe Newswire/-- Xometry, Inc. (NASDAQ:XMTR), the global online marketplace connecting enterprise buyers with suppliers of manufacturing services, today reported financial results for the second quarter ended June 30, 2023.

“In Q2 2023, Xometry delivered stronger-than-expected 24% marketplace growth year-over-year, delivered 19% growth in marketplace gross profit quarter-over-quarter and significantly improved operating leverage,” said Randy Altschuler, Xometry’s CEO. “Driven by Artificial Intelligence, the underpinnings of marketplace growth are robust with 44% active buyer growth and continued strong order growth. Xometry is empowering our customers to build parts that are critical components in next-generation industries from spacecraft and electric vehicles to medical devices and robotics. Our digital marketplace and suite of cloud-based solutions are enabling the long tail of the internet to finally reach the thousands of small- and medium-sized manufacturers in the United States and around the world. We expect to continue to rapidly gain market share fueling robust marketplace revenue growth in 2023 and continuing on our path to Adjusted EBITDA profitability in Q4 2023.”

Second Quarter 2023 Financial Highlights

•
Total revenue for the second quarter 2023 was $111.0 million, an increase of 16% year-over-year.
•
Marketplace revenue for the second quarter of 2023 was $93.5 million, an increase of 24% year-over-year.
•
Supplier services revenue for the second quarter of 2023 was $17.5 million, a decrease of 13% year-over-year driven by the exit of the supplies business in the U.S. which reduced revenue by $1.7 million year-over-year.
•
Total gross profit for the second quarter 2023 was $43.6 million, an increase of 16% year-over-year.
•
Marketplace Active Buyers increased 44% from 33,491 as of June 30, 2022 to 48,294 as of June 30, 2023.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 30% from 894 as of June 30, 2022, to 1,159 as of June 30, 2023.
•
Marketplace Percentage of Revenue from Existing Accounts was 96%.
•
Active Paying Suppliers increased 5% from 7,202 as of June 30, 2022 to 7,553 as of June 30, 2023.

•
Net loss attributable to common stockholders was $26.6 million for the quarter, an increase of $10.0 million year-over-year. Net loss for Q2 2023 included $5.8 million of stock-based compensation, $8.8 million of lease abandonment and termination costs and $0.7 million of restructuring costs related to a reduction in force and $0.6 million associated with our exit from the supplies business.
•
Adjusted EBITDA was negative $8.7 million for the quarter, reflecting an increase of $0.4 million year-over-year.
•
Cash, cash equivalents and marketable securities were $286.1 million as of June 30, 2023.

Second Quarter 2023 Business Highlights

•
Expanded AI-powered Xometry Instant Quoting Engine to include instant-quoting of inserts, multi-part assemblies, and expanded sheet-cutting processes. The enhanced features allow buyers to instantly get pricing and lead times on CNC, sheet metal and sheet-cut parts with standard inserts while also analyzing multi-party assemblies, further accelerating Xometry’s assembly production work.
•
Introduced expanded sheet-cutting options to include a wider array of metal, composite and rubber materials. Xometry’s sheet-cutting service can cut a variety of materials using the latest laser and waterjet-cutting technologies.
•
Expanded Thomas Market Services (TMS) self-serve offering to include bundles with advertising and video services.
•
Launched Instant Quoting for Alibaba Group’s 1688.com On-Demand Manufacturing Services through Xometry Asia. The collaboration gives buyers in China the ability to receive instant quotes and lead times from Chinese suppliers, data that is fueled by Xometry’s AI-powered Instant Quoting Engine. Xometry is the only partner specialized in the structural parts on 1688.com that will provide real-time pricing and lead times.
•
Expanded the Xometry platform to include team functionality. This new dashboard allows teams of engineers and procurement professionals within an organization to collaborate and manage manufacturing supply chain projects on Xometry’s marketplace. It provides a suite of tools that enables customers to increase productivity and efficiency by providing real time order status and other data across the organization. The product is in limited beta release.

Financial Summary

(In thousands, except per share amounts)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
	(unaudited)			(unaudited)
Consolidated
Revenue	$111,008	$95,615	16%	$216,334	$179,286	21%
Gross profit	43,556	37,696	16%	82,925	70,635	17%
Net loss attributable to common stockholders	(26,554)	(16,553)	(60)%	(44,898)	(36,565)	(23)%
EPS, basic and diluted, of Class A and Class B common stock	(0.55)	(0.35)	(57)%	(0.94)	(0.78)	(21)%
Adjusted EBITDA(1)	(8,658)	(8,300)	(4)%	(20,425)	(21,026)	3%
Non-GAAP net loss(1)	(6,627)	(8,447)	22%	(16,393)	(20,974)	22%
Non-GAAP EPS, basic and diluted(1), of Class A and Class B common stock	(0.14)	(0.18)	22%	(0.34)	(0.45)	24%

Marketplace
Revenue	$93,511	$75,598	24%	$180,191	$140,013	29%
Cost of revenue	63,914	53,492	(19)%	125,661	100,233	(25)%
Gross Profit	$29,597	$22,106	34%	$54,530	$39,780	37%
Gross Margin	31.7%	29.2%	2.5%	30.3%	28.4%	1.9%

Supplier services
Revenue	$17,497	$20,017	(13)%	$36,143	$39,273	(8)%
Cost of revenue	3,538	4,427	20%	7,748	8,418	8%
Gross Profit	$13,959	$15,590	(10)%	$28,395	$30,855	(8)%
Gross Margin	79.8%	77.9%	1.9%	78.6%	78.6%	—
(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of June 30,
	2023	2022	% Change

Active Buyers(3)	48,294	33,491	44%
Percentage of Revenue from Existing Accounts(3)	96%	95%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,159	894	30%
Active Paying Suppliers(3)	7,553	7,202	5%

(2)
These key operating metrics are for Marketplace and Supplier Services. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers, Accounts with Last Twelve-Months Spend of at Least $50,000, and Active Paying Suppliers are as of June 30, 2023 and 2022, and Percentage of Revenue from Existing Accounts is presented for the quarters ended June 30, 2023 and 2022.

Financial Guidance and Outlook:

	Q3 2023		FY 2023
	(in millions)
	Low	High	Low	High
Revenue(1)	$119.0	$121.0	$464.0	$474.0
Adjusted EBITDA	$(6.5)	$(5.5)	$(27.0)	$(25.0)

(1) Xometry’s third quarter and full year 2023 guidance reflects the impact of exiting the supplies business in the U.S. lowering revenue by approximately $2.0 million and $6.0 million, respectively.

Xometry’s third quarter and full year 2023 financial outlook is based on a number of assumptions that are subject to change and many of which are outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Xometry’s stock price. Xometry expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net loss and non-GAAP Earnings Per Share, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies.

Supplier service revenue: includes the sales of advertising on Thomasnet, marketing services, supplies, financial service products and other fintech products.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or supplies. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product or buy tools or supplies.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Active Paying Suppliers: The Company defines Active Paying Suppliers as individuals or businesses who have purchased one or more of our supplier services, including digital marketing services, data services, financial services or supplies on our platforms during the last twelve months.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, income tax provision (benefit), and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, stock-based compensation, lease abandonment, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, restructuring charges, costs to exit the supplies business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP net loss: The Company defines non-GAAP net loss as net loss adjusted for depreciation and amortization, stock-based compensation expense, amortization of lease intangible, amortization of deferred costs on convertible notes, loss on marketable securities, loss on sale of property and equipment, charitable contributions of common stock, lease abandonment and termination costs, impairment of assets, restructuring charges, costs to exit the supplies business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net loss divided by weighted average number of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net loss and non-GAAP EPS, basic and diluted provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry (XMTR) powers the industries of today and tomorrow by connecting the people with big ideas to the manufacturers who can bring them to life. Xometry’s digital marketplace gives manufacturers the critical resources they need to grow their business while also making it easy for buyers at Fortune 1000 companies to tap into global manufacturing capacity and create locally resilient supply chains. Learn more at www.xometry.com or follow @xometry.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on August 9, 2023. In addition to issuing a press release, the Company will post an earnings presentation to its investor website at investors.xometry.com.

Xometry, Inc. Second Quarter 2023 Earnings Presentation and Conference Call

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8:30 a.m. Eastern / 5:30 a.m. Pacific on Wednesday, August 9, 2023
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To register please use the following link: https://register.vevent.com/register/BIc35c53c604594be08549f74738e84b27
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You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the third quarter and full year 2023, our expectation regarding our operating leverage and path to Adjusted EBITDA profitability in the fourth quarter of 2023, our potential for growth, and demand for our marketplaces in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as the current inflationary environment and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the period ended December 31, 2022, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Corporate Communications for Xometry 415-583-2119 matthew.hutchison@xometry.com

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$56,738	$65,662
Marketable securities	229,411	253,770
Accounts receivable, less allowance for credit losses of $2.0 million and $2.0 million as of June 30, 2023 and December 31, 2022	57,658	49,188
Inventory	1,339	1,571
Prepaid expenses	5,831	7,591
Other current assets	13,825	12,273
Total current assets	364,802	390,055
Property and equipment, net	23,990	19,079
Operating lease right-of-use assets	14,401	25,923
Investment in unconsolidated joint venture	4,271	4,068
Intangible assets, net	37,589	39,351
Goodwill	263,002	258,036
Other assets	427	413
Total assets	$708,482	$736,925
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,592	$12,437
Accrued expenses	37,136	33,430
Contract liabilities	9,999	8,509
Income taxes payable	2,796	3,956
Operating lease liabilities, current portion	6,504	5,471
Total current liabilities	69,027	63,803
Convertible notes	280,840	279,909
Operating lease liabilities, net of current portion	14,372	16,940
Deferred income taxes	385	429
Other liabilities	1,382	1,011
Total liabilities	366,006	362,092
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 45,243,447 shares and 44,822,264 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 2,676,154 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	635,267	623,081
Accumulated other comprehensive income	359	28
Accumulated deficit	(294,264)	(249,366)
Total stockholders’ equity	341,362	373,743
Noncontrolling interest	1,114	1,090
Total equity	342,476	374,833
Total liabilities and stockholders’ equity	$708,482	$736,925

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenue	$111,008	$95,615	$216,334	$179,286
Cost of revenue	67,452	57,919	133,409	108,651
Gross profit	43,556	37,696	82,925	70,635
Sales and marketing	22,666	18,145	45,105	37,430
Operations and support	14,220	12,180	26,828	24,538
Product development	8,922	7,796	17,047	15,085
General and administrative	25,582	15,057	41,539	28,017
Impairment of assets	219	119	246	119
Total operating expenses	71,609	53,297	130,765	105,189
Loss from operations	(28,053)	(15,601)	(47,840)	(34,554)
Other income (expenses)
Interest expense	(1,193)	(1,209)	(2,391)	(1,978)
Interest and dividend income	2,959	474	5,654	570
Other expenses	(576)	(482)	(559)	(1,444)
Income from unconsolidated joint venture	237	269	303	303
Total other income (expenses)	1,427	(948)	3,007	(2,549)
Loss before income taxes	(26,626)	(16,549)	(44,833)	(37,103)
Benefit (provision) for income taxes	67	-	(69)	559
Net loss	(26,559)	(16,549)	(44,902)	(36,544)
Net (loss) income attributable to noncontrolling interest	(5)	4	(4)	21
Net loss attributable to common stockholders	$(26,554)	$(16,553)	$(44,898)	$(36,565)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.55)	$(0.35)	$(0.94)	$(0.78)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	47,865,990	47,074,246	47,783,235	46,932,702

Comprehensive loss:
Foreign currency translation	$224	$14	$359	$(14)
Total other comprehensive income (loss)	224	14	359	(14)
Net loss	(26,559)	(16,549)	(44,902)	(36,544)
Comprehensive loss	(26,335)	(16,535)	(44,543)	(36,558)
Comprehensive income attributable to noncontrolling interest	19	37	24	71
Total comprehensive loss attributable to common stockholders	$(26,354)	$(16,572)	$(44,567)	$(36,629)

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:	(unaudited)
Net loss	$(44,902)	$(36,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,461	3,807
Impairment of assets	246	119
Reduction in carrying amount of right-of-use asset	12,179	3,540
Stock based compensation	10,492	8,935
Revaluation of contingent consideration	187	434
Income from unconsolidated joint venture	(203)	(103)
Donation of common stock	370	1,285
Unrealized loss on marketable securities	—	1,190
Non-cash income tax benefit	—	(559)
Loss on sale of property and equipment	92	71
Inventory write-off	223	—
Amortization of deferred costs on convertible notes	930	781
Deferred taxes benefit	(44)	(2)
Changes in other assets and liabilities:
Accounts receivable, net	(8,308)	(11,833)
Inventory	5	272
Prepaid expenses	1,417	(1,649)
Other assets	(2,546)	(3,861)
Accounts payable	(50)	1,873
Accrued expenses	2,743	(2,041)
Contract liabilities	1,470	2,862
Lease liabilities	(2,369)	(2,773)
Net cash used in operating activities	(22,607)	(34,196)
Cash flows from investing activities:
Purchases of marketable securities	(5,641)	(280,559)
Proceeds from sale of marketable securities	30,000	4
Purchases of property and equipment	(8,492)	(5,436)
Proceeds from sale of property and equipment	223	165
Cash paid for business combination, net of cash acquired	(3,349)	—
Net cash provided by (used in) investing activities	12,741	(285,826)
Cash flows from financing activities:
Proceeds from stock options exercised	1,144	2,470
Proceeds from issuance of convertible notes	—	287,500
Costs incurred in connection with issuance of convertible notes	—	(9,309)
Payments on finance lease obligations	—	(2)
Net cash provided by financing activities	1,144	280,659
Effect of foreign currency translation on cash and cash equivalents	(202)	(66)
Net decrease in cash and cash equivalents	(8,924)	(39,429)
Cash and cash equivalents at beginning of the year	65,662	86,262
Cash and cash equivalents at end of the period	$56,738	$46,833
Supplemental cash flow information:
Cash paid for interest	$1,438	$—
Non-cash investing and financing activities:
Non-cash consideration in connection with business combination	1,593	—

Xometry, Inc. and Subsidiaries

Unaudited Reconciliations of Non-GAAP Financial Measures

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted EBITDA:
Net loss	$(26,559)	$(16,549)	$(44,902)	$(36,544)
Add (deduct):
Interest expense, interest and dividend income and other expenses	(1,190)	1,217	(2,704)	2,852
Depreciation and amortization(1)	2,895	2,008	5,461	3,807
Amortization of lease intangible	257	333	590	666
(Benefit) provision for income taxes	(67)	—	69	(559)
Stock-based compensation(2)	5,798	5,479	10,492	8,935
Lease abandonment(3)	8,706	—	8,706	—
Acquisition and other(4)	196	(1,923)	226	(1,284)
Charitable contribution of common stock	—	1,285	370	1,285
Income from unconsolidated joint venture	(237)	(269)	(303)	(303)
Impairment of assets	219	119	246	119
Restructuring charge(5)	738	—	738	—
Costs to exit the supplies business	586	—	586	—
Adjusted EBITDA	$(8,658)	$(8,300)	$(20,425)	$(21,026)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP Net Loss:
Net loss	$(26,559)	$(16,549)	$(44,902)	$(36,544)
Add (deduct):
Depreciation and amortization(1)	2,895	2,008	5,461	3,807
Stock-based compensation(2)	5,798	5,479	10,492	8,935
Amortization of lease intangible	257	333	590	666
Amortization of deferred costs on convertible notes	464	469	930	781
Loss on marketable securities	—	332	—	1,190
Acquisition and other(4)	196	(1,923)	226	(1,284)
Loss on sale of property and equipment	1	—	92	71
Charitable contribution of common stock	—	1,285	370	1,285
Lease abandonment and termination(3)	8,778	—	8,778	—
Impairment of assets	219	119	246	119
Restructuring charge(5)	738	—	738	—
Costs to exit the supplies business	586	—	586	—
Non-GAAP Net Loss	$(6,627)	$(8,447)	$(16,393)	$(20,974)
Weighted-average number of shares outstanding used to compute Non-GAAP Net Loss per share, basic and diluted, of Class A and Class B common stock	47,865,990	47,074,246	47,783,235	46,932,702

EPS, basic and diluted, of Class A and Class B common stock	$(0.55)	$(0.35)	$(0.94)	$(0.78)
Non-GAAP EPS, basic and diluted, of Class A and Class B common stock	$(0.14)	$(0.18)	$(0.34)	$(0.45)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
Amount is recorded in general and administrative and/or other expenses.
(4)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.
(5)
Costs associated with the May 2023 reduction in workforce.

Xometry, Inc. and Subsidiaries

Unaudited Segment Results

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Segment Revenue:
U.S.	$95,433	$87,675	$189,336	$163,724
International	15,575	7,940	26,998	15,562
Total revenue	$111,008	$95,615	$216,334	$179,286

Segment Net Loss:
U.S.	$(22,912)	$(11,222)	$(35,849)	$(26,245)
International	(3,642)	(5,331)	(9,049)	(10,320)
Total net loss attributable to common stockholders	$(26,554)	$(16,553)	$(44,898)	$(36,565)

Xometry, Inc. and Subsidiaries

Unaudited Supplemental Information

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Summary of Stock-based Compensation Expense
Sales and marketing	$1,185	$1,300	$2,237	$1,936
Operations and support	2,038	1,741	3,735	3,164
Product development	1,390	1,128	2,466	2,022
General and administrative	1,185	1,310	2,054	1,813
Total stock-based compensation expense	$5,798	$5,479	$10,492	$8,935

Summary of Depreciation and Amortization Expense
Cost of revenue	$38	$24	$82	$58
Sales and marketing	793	776	1,584	1,550
Operations and support	78	16	90	27
Product development	1,393	805	2,704	1,599
General and administrative	593	387	1,001	573
Total depreciation and amortization expense	$2,895	$2,008	$5,461	$3,807

Restructuring Charge
Sales and marketing	$224	$-	$224	$-
Operations and support	230	-	230	-
Product development	117	-	117	-
General and administrative	167	-	167	-
Total restructuring charge	$738	$-	$738	$-